www.hycroftmining.com Hycroft Mining Holding Corp. 8181 East Tufts Ave, Suite 510 Denver, CO 80237 Tel: 303.253.3267 NEWS RELEASE Exhibit 99.1 Hycroft Provides Business Update and 2021 Third Quarter Operating Results DENVER, CO, November 10, 2021 - Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or the “Company”), a gold and silver company operating the Hycroft Mine in the prolific mining region of Northern Nevada, is providing a business update and operating results for the third quarter of 2021. The Company anticipates filing its 10-Q for the period ending September 30, 2021, on or about November 11, 2021. The Company also announces that Mr. David Kirsch has resigned as Chairman of the Board and as a director of Hycroft. On November 9, 2021, the Hycroft Board of Directors appointed its independent lead director, Eugene Davis, to replace Mr. Kirsch as Chairman of the Board. As a result of current and expected ongoing cost pressures for many of the reagents and consumables used at the Hycroft Mine, and the timeline for completing its updated technical studies in early 2022, effective immediately the Company is discontinuing pre-commercial scale mining at its run-of-mine (“ROM”) operation. The Company will continue producing gold and silver from ore on the leach pads as long as it is economic and will right-size the workforce to meet ongoing operational requirements. When the operation was started up in 2019, mining oxide and transition ore allowed the Company to pre-strip overburden with some revenue offset to gain access to commercial scale sulfide ore. With the change in focus from the two-stage heap oxidation and leach to a milling operation, there is ample time to align the remaining pre-stripping with the start-up of commercial scale sulfide operations. The Company believes that this action will conserve cash and focus the Company’s time and resources on its technical studies for sulfide ore. The metallurgical and variability drill program is ongoing with drilling expected to be completed by the end of 2021 and metallurgical analysis and test work continuing through the first half of 2022. Diane R. Garrett, President & Chief Executive Officer, said, “We are proud of the safety culture we have established and our strong safety performance month after month this past year. We are very disappointed that the challenges and economics for our pre-commercial scale ROM operation necessitates that we cease mining. Until this point, the Company’s cash position was optimized through the ROM operation but, with increasing consumables costs, and the likely future timing of commercial scale sulfide operations, it is no longer prudent to continue the ROM operation while we move forward with our technical work. We believe we are taking the most prudent approach to de-risking the project, including critical steps to continue the important work necessary for the development of this substantial mineral endowment. With respect to the technical study currently underway on the acid pressure oxidation process, we have run pit optimization work to analyze the in-pit value of the orebody under various processing options. The Acid POX process generates significantly higher relative economic value at Hycroft with substantial leverage to even modest increases in precious metals prices. We are extremely encouraged by the preliminary results we have seen on the Acid POX work to date and expect that the pre-feasibility study will highlight the significant value of Hycroft. I am very pleased with the progress we are making, thanks to the focus and diligence of our team and consulting partners as we complete these critical initiatives.” The Company has previously discussed its strategy for developing an economic sulfide process for Hycroft. Based on the Company’s findings to date, including the analysis completed by an independent third-party research laboratory and the independent reviews by two metallurgical consultants, the Company does not believe the novel two-stage sulfide heap oxidation and leach process (“Novel

Business Update and Q3 2021 Operating Results Page 2 Process”), as currently designed in the 2019 Technical Report dated July 31, 2019 (“2019 Technical Report”), is economic at current metal prices or those metal prices used in the 2019 Technical Report. Subject to the challenges discussed below, the Company will complete test work that is currently underway and may advance its understanding of the Novel Process in the future. Following a review of past and recent test work and based on the currently contemplated designs and operating parameters of the alternative sulfide processing methods being studied including the Novel Process, and milling with Atmospheric Alkaline Oxidation or Alkaline Pressure Oxidation (“POX”), the Company, working closely with its industry leading technical consultants, completed pit optimization runs and trade-off analyses comparing the alternative processes which reflected that an acid POX (“Acid POX”) process has significantly better economics than other processes studied. Therefore, the Company is focusing its study efforts and resources solely on the Acid POX pre-feasibility study (“PFS”) being prepared by Ausenco Engineering USA South Inc. (“Ausenco”), with completion expected in Q1 2022. The Acid POX process under study involves a conventional crushing, grinding, and flotation circuit that generates a concentrate to be fed to an autoclave facility commonly used for refractory gold ores in this region. Q3 Operating Highlights • Safety performance continued to improve with a 0.41 trailing 12-month total reportable incident frequency rate (“TRIFR”) at the end of the third quarter of 2021, the lowest TRIFR achieved in the last 10 years at Hycroft. This represents an approximate 84% reduction in TRIFR compared with 2.3 at the end of 2020. • Production in the third quarter of 2021 of 14,831 ounces of gold and 91,437 ounces of silver represented a 240% and 295% increase in ounces produced, respectively, compared with the corresponding quarter in 2020. As of the end of the third quarter, gold and silver production are approximately 91% and 75% of the mid-point of full year 2021 guidance. • Sales in the third quarter of 2021 were 16,354 ounces of gold (average realized price of $1,781 per ounce) and 105,478 ounces of silver (average realized price of $24.15 per ounce). • Despite the higher production and sales compared to the respective 2020 periods, Hycroft has consistently generated operating losses and used cash in operating activities as a result of operating a pre-commercial scale direct leaching ROM operation with high relative operating costs due to insufficient recoveries resulting from lower grades mined combined with escalating prices of consumables and reagents. The Company expects to report financial results for the quarter ended September 30, 2021, after the close of market on November 11, 2021. • On September 3, 2021, the Company announced drill results from the higher-grade Vortex Zone highlighted by 51.8 meters of 2.47 g/t gold and 25.5 g/t silver, some of the highest gold grades encountered at the Hycroft Mine. • Metallurgical drilling continued through the third quarter of 2021 with 55 holes drilled to date totaling 51,166 feet. This drill program, as previously disclosed, is to complete the necessary variability and metallurgical work on geologic domains that were not sufficiently tested in the past but represent a significant portion of the estimated life-of-mine production.

The following table provides a summary of operating results for the Hycroft Mine:

		Three months ended September 30,		Nine months ended September 30,	
		2021	2020	2021	2020
Ore mined – sulfide stockpile	(ktons)	403	—	1,424	—
Ore mined – crusher feed	(ktons)	—	1,542	—	2,507
Ore mined – ROM	(ktons)	1,633	488	6,654	501
Total ore mined	(ktons)	2,036	2,030	8,078	3,008
Waste mined	(ktons)	1,559	1,345	4,516	1,437
Total mined	(ktons)	3,595	3,375	12,594	4,445
Waste tons to ore tons strip ratio	(#)	0.77	0.66	0.56	0.48
Ore grade mined – gold	(oz/ton)	0.016	0.015	0.014	0.014
Ore grade mined – silver	(oz/ton)	0.430	0.284	0.409	0.205
Production – gold	(oz)	14,831	4,357	45,532	12,342
Production – silver	(oz)	91,437	23,164	320,812	73,717
Ounces sold – gold	(oz)	16,354	6,056	43,244	16,854
Ounces sold – silver	(oz)	105,478	27,251	352,480	97,954
Average realized sales price – gold	($/oz)	$ 1,781	$1,919	$1,794	$1,735
Average realized sales price – silver	($/oz)	$24.15	$24.51	$25.94	$18.55

As shown above, tons mined, ounces produced, ounces sold and average realized prices increased during the nine months ended September 30, 2021, compared with the same period of the prior year due to higher tons mined in 2021. The average price decreased during the three months ended September 30, 2021, consistent with the decrease in the spot price of gold compared with the same period of the prior year. The crusher did not operate during the first nine months of 2021, as planned, as all mined ore was routed to the leach pad as ROM, and sulfide ore encountered was stockpiled.

Production and sales in the first nine months of 2021 increased over the comparable 2020 period due to increased quantities of ROM ounces placed in the fourth quarter of 2020 and the first quarter of 2021. The recovered ounces produced in the first nine months of 2021 resulted from continued leach production of those existing inventory ounces, additional ounces placed under leach, higher leach solution flows to the pad, and improved recovery performance from the Brimstone plant.

Technical Activities

During the first nine months of 2021, we continued to work alongside our industry leading consultants to provide additional and expanded information on the ore body and investigate opportunities for improvements in operating parameters for commercial scale operations at the Hycroft Mine. This information is critical in understanding the mineralogical properties of the deposit and ultimately the most economic processing technology for the various ore domains. Accordingly, we developed an approximate $10 million program for drilling and additional metallurgical and mineralogical studies in 2021 and early 2022. The program is expected to be completed in the first quarter of 2022, and the metallurgical test work portion of the program in the second quarter of 2022. As of September 30, 2021, we have spent $5.6 million under the program.

HYCROFT

Business Update and Q3 2021 Operating Results

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Business Update and Q3 2021 Operating Results Page 4 Ongoing and future technical work for the Hycroft Mine will be primarily focused on the pre-feasibility study and technical report for the Acid POX milling for processing sulfide ore and completing the variability and metallurgical test work. We also plan to evaluate exploration opportunities targeting higher ore grades and expect to continue to advance the proprietary two-stage sulfide heap oxidation and leach process as time and resources permit. • Exploration – The Company has identified exploration drilling opportunities to follow up on higher grade areas that would benefit from expanded drilling in order to convert inferred blocks to measured or indicated blocks, and areas that are prospective for higher grade material. The Company has plans to opportunistically and cost effectively drill these areas as it has drilling capacity with the drill rigs that were contracted to complete the variability drilling program. • Mill sulfide processing options – While our technical team has continued to progress and develop an understanding of the requirements for implementing the Novel Process on a commercial scale, we recently received a completed peer reviewed report from one of our independent technical consultants stating that, for reasons outlined below as well as increased commodity costs, it does not appear that the proprietary two-stage oxidation and leaching process as detailed in the 2019 Technical Report will be economic as designed at current metal prices or those metal prices used in the 2019 Technical Report. Based on scoping level economic analyses on multiple processing options completed by our technical team, together with independent engineering firms and consultants and on the currently contemplated designs and operating parameters of the alternative sulfide milling processes being studied, we completed pit optimization runs comparing the alternative processes. The comparison indicates that using an Acid POX process is significantly more economic than the alternatives. Accordingly, we are focusing our efforts and resources solely on the pre-feasibility level technical study for milling and processing using an Acid POX process. We plan to file a new technical report that will include associated mineral reserves and mineral resources, as discussed in “Outlook” below. • Two-stage sulfide heap oxidation and leach process – As a result of challenges to consistently achieve targeted oxidation and recoveries from the Novel Process, our new technical and operating team, together with our industry leading metallurgical consultants, initiated detailed reviews of the technical information and prior work. We also had fresh samples of material from our Brimstone deposit metallurgically tested and launched a $10.0 million expanded variability drilling and metallurgical test program in late Q1 2021. While the variability metallurgical test work is on-going, the information to date supports our view that milling is likely the preferred method of processing sulfide ores at the Hycroft Mine. Additionally, while the chemistry of the two-stage sulfide oxidation and leach process has been confirmed, the commercial scale application of the process as currently understood will be economically challenged due to: • Higher operating costs - In the field work on the pre-commercial test pads, higher levels of soda ash were being applied to oxidize the transitional ore, and we were challenged to achieve the targeted oxidation levels consistently and repeatedly across the ore body. The test work has confirmed soda ash consumption is now estimated to be significantly in excess of what was estimated in the 2019 Technical Report. Moreover, the cost of soda ash and other reagents have increased substantially since 2019, which will negatively impact operating costs.

Business Update and Q3 2021 Operating Results Page 5 • Higher capital costs – We identified a number of critical areas that had not been previously addressed and as a result, due to the implementation of on/off pads to avoid comingling solutions on the heap, the addition of a materials handling system, an agglomeration circuit and forced air injection pumping, capital costs are expected to be materially higher. Additionally, working capital is projected to be higher due to slower oxidation rates for some ores. • Lower recoveries on some ores - After reviewing all the column tests and considering additional factors in measuring oxidation and recovery rates, we were not able to consistently replicate a strong correlation between oxidation rates and gold recoveries. We believe that more test work is required before implementing this process in a commercial setting. • Finer crush size will be required - The results from the Brimstone samples demonstrated that heavy silicification caused the gold in pyrite to be surrounded in gangue material which precluded oxidation and leach solutions from accessing and liberating the precious metals in pyrite at a ½ inch crush size. We believe that a milling operation is needed to achieve the finer grind size required to liberate the pyrite and allow solution contact. We believe that more test and development work is required to demonstrate that this Novel Process can be applied successfully on a commercial scale and the analysis to date indicates the process may not be amenable to all ore domains at the Hycroft Mine. For the near term, we plan to complete the following test work which is important and will benefit all processing methods for the Hycroft Mine: • Column test work - Column tests are being performed on sulfide ores mined during the nine months ended September 30, 2021. These column tests will provide additional information for the Novel Process. • Variability test work - The variability test work that is underway is necessary for all commercial scale sulfide processing options. The test work includes a suite of laboratory tests designed to: ▪ understand the metallurgical characteristics of each geologic domain and their amenability to various processing technologies; ▪ understand the metallurgical characteristics of sulfide material below the water table; ▪ understand the role other minerals may play in the overall oxidation process; ▪ determine amenability to oxidation in each geologic domain; and ▪ establish a relationship between oxidation levels and gold recoveries across each geologic domain. Liquidity & Capital Resources Our unrestricted cash position at September 30, 2021 was $19.8 million as compared with $56.4 million at December 31, 2020. While we plan to continue processing gold and silver ore on the leach pads after ceasing mining operations for the pre-commercial scale ROM operation and partially offset the cash that is projected to be used in operations and investing activities, we do not expect to generate net positive cash for the foreseeable future. Accordingly, we will be dependent on our unrestricted cash and other sources of cash to fund our business. We are actively evaluating alternatives to raise additional capital necessary to fund future development and ongoing working capital needs while exploring other strategic initiatives to enhance stockholder value. To avoid potential non-compliance with the first lien loan, the Company has received a waiver for six months to permit it to cease active mining operations, and, in alignment with its current forecasts, reduce

Business Update and Q3 2021 Operating Results Page 6 the minimum unrestricted cash balance to $9 million. Depending on the Company’s ability to obtain additional cash and the timing of any such cash, the Company may need to obtain additional waivers from its first lien lender in 2022 to comply with debt covenants. While the first lien lender has indicated a willingness to work with the Company, the Company cannot provide any assurance that it will be able to timely obtain cash or receive waivers from debt covenants that will allow the Company to avoid a default under our credit agreements and to continue operating. Outlook Our current operating plan is to: (i) operate safely as we cease pre-commercial scale open pit mining and continue to process heap leach inventory until it is no longer economic in order to conserve cash; (ii) complete the variability drilling and advance the associated metallurgical test work; (iii) conduct targeted exploration drilling; and (iv) advance the Acid POX technical study for sulfide ore. Based on the findings and results of that study, we plan to file a new technical report prior to or concurrent with our 2021 Annual Report on Form 10-K, that will include associated mineral reserves and mineral resources after which we plan to be in a position to provide an update in the second quarter of 2022 on the path forward for our commercial scale sulfide operations. Appointment of New Chairman to Board of Directors The Company also announces that Mr. David Kirsch has resigned as a member of the Board of Directors and as Chairman of the Board of Hycroft. The Company wishes to thank Mr. Kirsch for his outstanding leadership as Chairman. Mr. Kirsch’s service has been distinguished by innovative ideas, strategic thinking, and tireless efforts in providing guidance to management, the Board and its stockholders. Mudrick Capital continues as a significant stockholder of Hycroft, and the Company looks forward to maintaining its relationship with Mudrick. As the Company pursues additional financing and strategic initiatives to enhance stockholder value, it has the benefit of an experienced, independent Board to guide it in this process. On November 9, 2021, the Hycroft Board appointed its independent lead director, Eugene Davis, to replace Mr. Kirsch as Chairman of the Board. Retirement of Executive Officer Mr. Jack Henris has announced his retirement effective as of the end of 2021 and will remain available to assist with the finalization of the Acid POX PFS and other technical work. Diane Garrett noted, “We thank Jack for his contributions and continued support of Hycroft and wish him well in his retirement.” Conference Call – November 10, 2021 / 9:00 am ET (6:00 am PT) Hycroft will host a conference call to discuss these results today at 9:00 am ET (6:00 am PT). To access the call, please dial: Canada & US toll‐free – 1-800-367-2403 Outside of Canada & US – 1‐334-777-6978 Conference ID: 8698226 A recording of the conference call will be available on our website at www.hycroftmining.com until Friday, November 26, 2021.

Business Update and Q3 2021 Operating Results Page 7 About Hycroft Mining Holding Corporation Hycroft is a US-based, gold and silver company operating the Hycroft Mine located in the world-class mining region of Northern Nevada. Based on the 2019 Technical Report, the Hycroft Mine ranked among the top 20 largest primary gold deposits in the world and the second largest in the United States. Contact: Diane R. Garrett Tracey Thom President & Vice President, Investor Relations Chief Executive Officer & Corporate Communication (210) 621-4200 (303) 524-1948 Cautionary Note Regarding Forward-Looking Statements This news release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the Unites States Securities Exchange Act of 1934, as amended, or the Unites States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward-looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths and expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Forward-looking statements address activities, events or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. These risks may include the following and the occurrence of one or more of the events or circumstances alone or in combination with other events or circumstances, may have a material adverse effect on the Company’s business, cash flows, financial condition and results of operations. Forward-looking statements include, but are not limited to: industry related risks including: fluctuations in the price of gold and silver; uncertainties concerning estimates of mineral reserves and mineral resources and the ability to report mineral reserves and mineral resources; uncertainties relating to the ongoing COVID-19 pandemic; the intense competition within the mining industry; the inherently hazardous nature of mining activities, including environmental risks; our insurance may not be adequate to cover all risks associated with our business, or cover the replacement costs of our assets; potential effects on our operations of U.S. federal and state governmental regulations, including environmental regulation and permitting requirements; cost of compliance with current and future government regulations; uncertainties relating to obtaining or retaining approvals and permits from governmental regulatory authorities; potential challenges to title in our mineral properties; risks associated with proposed legislation in Nevada that could significantly increase the costs or taxation of our operations; and changes to the climate and regulations and pending legislation regarding climate change; business-related risks including: risks related to our liquidity, compliance with our credit agreements and going concern considerations; risks related to our ability to raise capital on favorable terms or at all; risks related to proprietary novel two-stage heap oxidation and leach process at the Hycroft Mine and estimates of production; risks related to development of the pre- feasibility study for the Acid POX milling process; our ability to achieve our estimated production and sales rates and stay within our estimated operating and production costs and capital expenditure projections; risks related to a decline in our production of gold and silver and the ceasing of active mining operations; risk related to our ability to successfully eliminate or meaningfully reduce processing and mining constraints and related the results of our planned 2021 technical efforts and how the data resulting from such efforts could adversely impact processing technologies applied to our ore, future operations and profitability; risks related to our reliance on one mine with a new process; risks related to our limited experience with a largely untested process of oxidizing and heap leaching sulfide ores; uncertainties and risks related to our reliance on contractors and consultants; risks related to the availability and cost of equipment, supplies, energy, or commodities; the commercial success of, and risks relating to, our development activities; risks related to slope stability; risks related to our substantial indebtedness, including cross acceleration and our ability to generate sufficient cash to service our indebtedness; uncertainties related to our ability to replace and expand our ore reserves; costs related to our land reclamation requirements; uncertainties resulting from the possible incurrence of operating and net losses in the future; the loss of key personnel or our failure to attract and retain personnel; risks related to technology systems and security breaches; any failure to remediate and possible litigation as a result of a material weakness in our internal controls over financial reporting; risks related to current and future legal proceedings; and risks that our principal stockholders will be able to exert significant influence over matters submitted to stockholders for approval; risks related to our securities, including: volatility in the price of our common stock and warrants and possible delisting of securities if our trading price drops below $1.00 per share for an extended period of time; risks that our warrants may expire worthless; the valuation of our private warrants could increase the volatility in our net income (loss); anti–takeover provisions could make a third party acquisition of us difficult; and risks related to limited access to our financial information, as we have elected to take

Business Update and Q3 2021 Operating Results Page 8 advantage of the disclosure requirement exemptions granted to emerging growth companies and smaller reporting companies; and forward looking statements that we do not intend to pay cash dividends and depending upon results of testing and analysis, we may determine to conduct mining operations using a multi-process hybrid approach and issue a new technical report and no longer rely upon the 2019 Technical Report. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Please see our “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2020, as amended May 14, 2021, for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward- looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance or achievements may differ materially from those made in or suggested by the forward-looking statements contained in this news release. In addition, even if our results, performance, or achievements are consistent with the forward-looking statements contained in this news release, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this news release speak only as of the date of those statements, and we undertake no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.